Exhibit 8.2

                   OPINION OF WILENTZ GOLDMAN & SPITZER, P.C.
            WITH RESPECT TO MATERIAL STATE OF NEW JERSEY TAX MATTERS

December 19, 2000

PSE&G Transition Funding LLC
80 Park Plaza
Newark, New Jersey 07102

Re:    PSE&G Transition Funding LLC Transition Bonds

Ladies and Gentlemen:

We have acted as New Jersey State tax counsel to PSE&G Transition Funding LLC, a Delaware limited liability company (the "Company"), in connection with the Registration Statement, No. 333-83635, as amended to the date hereof, filed on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of Transition Bonds of the Company to be offered from time to time as described in the prospectus (the "Prospectus") included as part of the Registration Statement. Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Prospectus.

The opinion expressed below is based on the following assumptions:

      (a) the proposed transactions are consummated as contemplated in the Registration Statement; and

      (b)   prior to the issuance of any Series or Class of Transition Bonds:

            1. the Amended and Restated Certificate of Formation and the Amended and Restated Limited Liability Company Agreement of the Company will have been executed and delivered by an authorized representative of PSE&G as sole member of the Company;

            2. the Indenture will have been executed and delivered by the Company's authorized representative and by the trustee named therein;

            3. the Sale Agreement between the Company and PSE&G, as Seller, will have been executed and delivered; and

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            4.    the Servicing Agreement between the Company and PSE&G, as
                  Servicer, will have been executed and delivered.


In rendering our opinion, we have relied on the private letter ruling addressed to PSE&G with respect to the issuance of the Transition Bonds issued by the Internal Revenue Service dated July 23, 1999.

Members of our firm are admitted to practice in the State of New Jersey, and we do not express any opinion as to the laws of any other jurisdiction.

We hereby adopt and confirm to you our opinion as set forth under the headings "Summary of Terms - Material Income Tax Considerations" and "Material Income Tax Matters for the Transition Bonds - Material State of New Jersey Tax Matters" in the Prospectus, and hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the headings "Summary of Terms - Material Income Tax Considerations" and "Material Income Tax Matters for the Transition Bonds - Material State of New Jersey Tax Matters" in the Prospectus.

Very truly yours,

/s/ Wilentz Goldman & Spitzer, P.C.

WILENTZ GOLDMAN & SPITZER, P.C